                                                                  EXHIBIT 10.16




                             TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT ("Termination Agreement") is made and entered into between LA VICTORIA FOODS, INC. ("La Victoria"), and ROBERT C. TANKLAGE ("Tanklage").

         WHEREAS, Tanklage is an employee of La Victoria; and

         WHEREAS, Tanklage's employment with La Victoria is being terminated on the terms and conditions set forth below pursuant to Section 7.04 of Tanklage's Employment Agreement with La Victoria dated as of May 31, 1997 (the "Employment Agreement"); and

         WHEREAS, Tanklage's last day of employment with La Victoria shall be December 31, 1997 (the "Termination Date"); and

         WHEREAS, Tanklage and La Victoria desire to establish their respective rights and obligations for the future;

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein set forth, La Victoria and Tanklage agree as follows:

1. Termination of Employment and Other Responsibilities. Tanklage acknowledges his termination as an employee of La Victoria and hereby resigns from all offices, directorships, trusteeships, committee memberships and other positions that Tanklage holds with La Victoria or any of its subsidiaries, trusts or employee benefit plan. La Victoria and Tanklage agree that the termination of each such office, directorship, committee membership or employment shall be effective as of the Termination Date. Notwithstanding the foregoing, the parties acknowledge that Tanklage will serve as a director and Chairman of the Board of La Victoria until, in each case, he resigns or is removed by a vote of a majority of a quorum of the Board of Directors from such positions. During such time as Tanklage serves as Chairman of the Board of La Victoria, he shall be entitled to an annual retainer of $10,000, payable in equal monthly installments. In his capacity as Chairman of the Board, Tanklage shall have such authority as is specified in the Bylaws of the Company from time to time. Without limiting the generality of the foregoing, Tanklage acknowledges that the President of La Victoria shall not report to the Chairman of the Board, but instead shall report to the Chief Executive Officer of Authentic Specialty Foods, Inc. Contemporaneously with the execution hereof, Tanklage has executed a unanimous consent of directors of La Victoria (i) electing Michael Westhusing as President and Chief Executive Officer of La Victoria and (ii) electing Tanklage as Chairman of the Board of La Victoria.

2. Termination of Salary and Benefits. In accordance with Section 7.04 of the Employment Agreement, Tanklage shall receive on the Termination Date a severance payment of $2,915,000. Except for such payment and the annual retainer described in paragraph 1, Tanklage shall not be entitled to any additional payments or benefits (including salary, compensation, benefits, severance or termination payments, securities, property or other benefits) in connection with his employment or the termination of his employment. Notwithstanding the foregoing, the parties acknowledge that

Tanklage shall be entitled (i) at his sole expense, to continuation coverage for health benefits for himself and/or his dependents in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and (ii) to his post- employment benefits, if any, under La Victoria's profit sharing plan, which benefits shall be paid in accordance with the terms of such profit sharing plan.

3. Continuing Obligations. After the Termination Date, Tanklage agrees to cooperate fully with respect to any reasonable request of La Victoria, its attorneys or other representatives, for information or assistance related to activities of Tanklage or matters of which he had knowledge during the period of his employment by La Victoria.

4.       Release and Waiver of All Claims

         (a) Except for La Victoria's specific obligations to Tanklage under this Termination Agreement, by execution of this Termination Agreement, Tanklage, for himself, his legal representatives, heirs and beneficiaries, forever releases La Victoria, its predecessors, successors, parent companies, subsidiaries and affiliates, and their respective officers, directors, employees, owners, shareholders, agents and successors, from liability for any and all claims, injuries, economic losses, damages, and causes of action of any kind, both past and present, known or unknown, related to his employment by La Victoria and/or the termination of his employment, and forever waives any and all rights he may have in connection with such matters. Tanklage understands and agrees that this Release and Waiver of All Claims includes, but is not limited to, claims or causes of action arising under the Employee Retirement Income Security Act of 1974, and any other state or federal statute regulation or the common law (contract, tort or other), relating in any way to his employment and/or the termination of his employment with La Victoria. Tanklage understands and specifically agrees that this Termination Agreement and the consideration Tanklage will receive hereunder constitute a complete settlement, compromise and release with respect to such matters and an absolute bar to any and all claims Tanklage has or may have with respect to such matters against La Victoria or the other entities or persons identified herein, whether or not the same be presently known or suspected. Notwithstanding any provision in this paragraph 4 to the contrary, nothing in this paragraph 4 shall in any way limit Tanklage's right to indemnification as an officer or director of La Victoria in accordance with La Victoria's bylaws, articles of incorporation or applicable law.

         (b) Tanklage covenants and agrees not to bring or join any lawsuit or file a charge or claim against La Victoria (including its predecessors, successors, parent companies, subsidiaries and affiliates, and their respective officers, directors, employees, owners, shareholders, agents and successors) in any court or before any government agency relating to his employment and/or the termination of his employment. Moreover, Tanklage shall defend, indemnify and hold harmless La Victoria, including its predecessors, successors, parent companies, subsidiaries and affiliates, and their respective officers, directors, employees, owners, shareholders, agents and successors from any claim, demand, or cause of action brought by any heir, administrator, executor, representative, agent or other entity acting by, through or on behalf of Tanklage relating to, based upon, or arising out of the subject matters of this waiver and release of all claims.

5.       Miscellaneous

         (c) This Termination Agreement shall be interpreted and construed in accordance with and shall be governed by the laws of the State of California, except to the extent federal law may apply. This contract shall be construed and interpreted as the mutual form of La Victoria and Tanklage.

         (d) No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Termination Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         (e) The parties agree that in the event there is any breach or asserted breach of the terms, covenants or conditions of this Termination Agreement, the remedy of the parties hereto shall be in both law and in equity, including injunctive relief for the enforcement of or relief from any provisions of this Termination Agreement.

         (f) It is the desire and intent of the parties that the terms, provisions, covenants and remedies contained in this Termination Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant or remedy of this Termination Agreement or the application thereof to any person or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Termination Agreement or the application thereof to any person or circumstances, other than those to which they have been held invalid or unenforceable, shall remain in full force and effect. It is further the desire and intent of the parties that in the event of any breach of any portion of this Termination Agreement, the remainder of this Termination Agreement shall remain in effect as written and enforceable to the fullest extent permitted by law.

         (g) This Termination Agreement shall inure to the benefit of and be binding upon the successors, assigns and representatives of La Victoria and the heirs, administrators, executors and representatives of Tanklage; provided, however, the obligations of Tanklage owed to La Victoria under this Termination Agreement are personal to Tanklage and may not be assigned or transferred by Tanklage to another; provided further that the provisions of paragraph 4 shall inure to the benefit of the persons described therein.

         (h) This Termination Agreement constitutes the entire agreement of the parties with regard to the termination of Tanklage's employment with La Victoria, and supersedes any and all prior written agreements between the parties, as well as between Tanklage and any affiliate of La Victoria. Each party to this Termination Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, has been made by either party, which is not embodied herein, or referred to hereby and that no agreement, statement or promise relating to the employment or termination of employment of Tanklage with La Victoria, which is not contained or provided for, identified or referred to in this Termination Agreement, shall be valid or binding. Any modification of this Termination Agreement shall be effective only if it is in writing and signed by both parties. This paragraph is not intended to foreclose the right of the parties to enter into any contemporaneous or future agreement for consulting or other services; however, any such agreement shall be independent of this Termination Agreement and shall have no effect whatsoever on the provisions in the parties' respective obligations and entitlements under this Termination Agreement unless clearly and expressly stated therein.

         Tanklage acknowledges that he has carefully read this Termination Agreement, including but not limited to the Release and Waiver of All Claims provisions; that he has had the opportunity to review it with his attorney; that he fully understands its final and binding effect; that the only promises made to him to sign this Termination Agreement are those stated above; that this is the only agreement of its kind arising out of his employment relationship with La Victoria, its parent, subsidiaries or other affiliates; and that he is signing this Termination Agreement knowingly and voluntarily.


SIGNED AND ACCEPTED this 17th day of December, 1997.



                                             /s/ Robert C. Tanklage
                                             ---------------------------------
                                             ROBERT C. TANKLAGE


ACCEPTED AND AGREED TO this 17th day of December, 1997.




                                             LA VICTORIA FOODS, INC.



                                             By: /s/ Keith R. Lively
                                                 -----------------------------